INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-14389 of The Procter & Gamble Company on Form S-8 of our report dated June 10, 2002, appearing in this Annual Report on Form 11-K of the Procter and Gamble Pharmaceuticals Savings Plan for the year ended December 31, 2001.

/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
June 28, 2002